EXHIBIT 23.2 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 23, 1995) pertaining to the Imo Industries Inc. 1995 Equity Incentive Plan for Outside Directors of our report dated February 15, 1995, with respect to the consolidated financial statements and schedules of Imo Industries Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.




                                               ERNST & YOUNG LLP

Princeton, New Jersey
June 21, 1995